UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                        --------------------------------


                                   FORM 8-K-A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                         ------------------------------

                                   May 4, 2000

                Date of Report (Date of earliest event reported)

                              CENTURY CASINOS, INC.

             (Exact Name of Registrant as specified in its charter)


           Delaware                  0-22290                    84-1271317
(State or other jurisdiction       (Commission               (I.R.S. Employer
       of incorporation)           File Number)           Identification Number)


                      200-220 E. Bennett Avenue
                           Cripple Creek, CO                          80813
                (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code: 719-689-0333


This Amendment includes the information required by Item 2 of Form 8-K to supplement that reported under Item 5 in the Registrant's Report on Form 8-K dated April 28, 2000.

Item 2.  ACQUISITION OF ASSETS

         1. Pursuant to the award of a gaming license for a casino development in Caledon, South Africa (the "Caledon Project") on April 13, 2000, the Registrant has, through its subsidiary, Century Casinos Africa (Pty) Ltd. ("CCA"), made an equity investment of approximately $1,500,000 and a loan of approximately $2,300,000 to acquire a 50% equity interest in Caledon Casino Bid Company (Pty) Limited, which will pursue development of the Caledon Project.

         2. The assets anticipated included in the Caledon Project as of the Registrant's acquisition date primarily consist of the gaming license, a 100-room hotel and spa, and approximately 600 acres of land. Phase one of the Caledon Project is anticipated to include the development of a casino with approximately 250 machines and 12 gaming tables, refurbishment of the hotel and spa, five restaurants, two bars, a swimming pool, a children's activity center, tennis courts and a village emporium.

         3. The total cost for phase one of the Caledon Project, including equity investments and loans by both owners, is anticipated to be approximately $16 million. The Registrant's investment of approximately $3.8 million for 50% of the Project was made with funds obtained from the Registrant's revolving credit facility with Wells Fargo Bank. Additional financing for phase one of approximately $9 million is being provided by PSG Investment Bank, a South African bank.

         4. The amount of the consideration paid by the Registrant was based on an agreed upon value of the assets contributed to the Caledon Project by Caledon Overberg Investments (Pty) Limited, the other 50% owner.

         5. None of the conditions specified in Item 310 (e)(2) of Regulation S-B exceeds 20% and, accordingly, financial statements are not required to be filed pursuant to Item 7 of Form 8-K.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Century Casinos, Inc.
                                  (Registrant)


Date:  May 9, 2000             By: Erwin Haitzmann
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                                   Erwin Haitzmann, Chief Executive Officer